                                                                    Exhibit 99.1

             SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF CIT

    CIT is presently organized as a Nevada corporation (which is referred to in this prospectus as CIT Group Inc. (Nevada)) and is a direct, wholly-owned subsidiary of TCH, a Nevada corporation, which is a direct, wholly-owned subsidiary of Tyco Capital, a Bermuda company. Prior to the closing of this offering, Tyco will effectuate a restructuring whereby CIT Group Inc. (Nevada) will merge with and into TCH, and that combined entity will further merge with and into CIT Group Inc. (Del), a Delaware corporation. In connection with the reorganization, CIT Group Inc. (Del) will be renamed CIT Group Inc. As a result of the reorganization, CIT Group Inc. will be domiciled in Delaware and will be the successor to CIT's business, operations, obligations and SEC registration.

    In connection with the reorganization and mergers described above, CIT Group Inc. (Nevada) is reflected in the Consolidated Financial Statements of TCH, as CIT Group Inc. (Nevada) is a wholly-owned subsidiary of TCH. The Delaware company has had no operations and nominal financial activity and will be used solely for the purpose of the reincorporation of CIT Group Inc. (Nevada). TCH was incorporated in October 2000 and its only activity has been in connection with its capacity as the holding company for the acquisition of CIT by Tyco on June 1, 2001. TCH has not acted as an operating company and immediately prior to the reorganization will have nominal assets and liabilities, other than its investment in CIT. TCH's stand-alone historical financial activity is comprised of intercompany debt payable to an affiliate of Tyco and interest expense related to the acquisition of CIT, and TCH also facilitated the delivery of Tyco common shares on redemption of CIT Exchangeco Inc. shares. All of the activity of TCH will be unwound through a capital contribution from Tyco prior to the reorganization discussed above and TCH's balance sheet will have nominal balances. The ongoing operations of the registrant will effectively be comprised of the existing operations of CIT.

    On June 1, 2001, CIT, formerly known as Tyco Capital Corporation and previously The CIT Group, Inc., was acquired by a wholly-owned subsidiary of Tyco in a purchase business combination (see Note 2 to the "Consolidated Financial Statements" beginning on page F-1). In accordance with the guidelines for accounting for business combinations, the purchase price paid by Tyco for CIT plus related purchase accounting adjustments have been "pushed-down" and recorded in CIT's consolidated financial statements for periods subsequent to June 1, 2001. This resulted in a new basis of accounting reflecting the fair market value of CIT's assets and liabilities for the "successor" period beginning June 2, 2001. Information relating to all "predecessor" periods prior to the acquisition by Tyco is presented using CIT's historical basis of accounting.

    The following tables set forth selected consolidated financial information regarding CIT's results of operations and balance sheets. The financial data at and for the six months ended March 31, 2002 and 2001 were derived from the unaudited Consolidated Financial Statements of CIT included elsewhere in this prospectus. The financial data at September 30, 2001 and December 31, 2000, for the nine months ended September 30, 2001 and for each of the two years in the period ended December 31, 2000 were derived from the audited Consolidated Financial Statements of CIT included elsewhere in this prospectus. The financial data at December 31, 1999, 1998 and 1997 and for each of the two years in the period ended December 31, 1998 were derived from audited financial statements not presented in this prospectus. To assist in the comparability of our financial results the financial information in the following tables combines the "predecessor period" (January 1 through June 1, 2001) with the "successor period" (June 2 through September 30, 2001) to present "combined" results for the nine months ended September 30, 2001. The data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations and Qualitative and Quantitative Disclosures about Market Risk" below and the "Consolidated Financial Statements" included elsewhere in this prospectus.

    RESTATEMENT--The Company has restated its Consolidated Financial Statements for the quarter ended March 31, 2002. The restatement to the financial statements herein reflects an impairment of goodwill in accordance with SFAS No. 142, "Goodwill and Other Intangibles," resulting in an estimated goodwill impairment charge of $4.51 billion. This restatement has no impact on previously reported operating margin or net cash provided by operations for any periods. See "Management's Discussion and Analysis of Financial Condition and Results of Operations and Qualitative and Quantitative Disclosures about Market Risk" and Note 6, "Accounting Change--Goodwill Amortization" in the Company's Consolidated Financial Statements for the quarter ended March 31, 2002 for further information regarding the goodwill impairment.

                                          SIX MONTHS ENDED MARCH 31,      NINE MONTHS ENDED
                                        -------------------------------     SEPTEMBER 30,
($ IN MILLIONS, EXCEPT PER SHARE DATA)       2002             2001          2001(1)(2)(3)
                                        ---------------   -------------   -----------------
                                          (SUCCESSOR)     (PREDECESSOR)      (COMBINED)
                                          (RESTATED)
RESULTS OF OPERATIONS
Net finance margin.....                    $  935.7          $  795.3         $1,318.8
Provision for credit losses...                307.9             132.1            332.5
Other revenue..........                       477.2             428.9            572.6
Operating margin.......                     1,105.0           1,092.1          1,558.9
Salaries and general operating
  expenses.............                       457.4             522.8            784.9
Goodwill amortization...                         --              45.0             97.6
Goodwill impairment....                     4,512.7(6)             --               --
Net (loss) income......                    (4,116.4)            320.2            333.8
Pro forma (loss) income per common
  share:
  Basic(7).............                    $ (20.55)                          $   1.67
  Diluted(7)...........                    $ (20.55)                          $   1.67
Cash dividends per common share..                         See (8) below

                                                YEARS ENDED DECEMBER 31,
                                        -----------------------------------------
($ IN MILLIONS, EXCEPT PER SHARE DATA)    2000     1999(4)      1998       1997
                                        --------   --------   --------   --------
                                                      (PREDECESSOR)

RESULTS OF OPERATIONS
Net finance margin.....                 $1,469.4   $  917.4    $804.8     $740.7
Provision for credit losses...             255.2      110.3      99.4      113.7
Other revenue..........                    912.0      350.8     255.4      247.8
Operating margin.......                  2,126.2    1,157.9     960.8      932.8(5)
Salaries and general operating
  expenses.............                  1,035.2      516.0     407.7      420.0
Goodwill amortization...                    86.3       25.7      10.1        8.4
Goodwill impairment....                       --         --        --         --
Net (loss) income......                    611.6      389.4     338.8      310.1
Pro forma (loss) income per common
  share:
  Basic(7).............
  Diluted(7)...........
Cash dividends per common share..

                                 AT MARCH 31,   AT SEPTEMBER 30,
($ IN MILLIONS)                      2002        2001(1)(2)(3)
                                --------------  ----------------
                                          (SUCCESSOR)
                                  (RESTATED)
BALANCE SHEET DATA
Total finance receivables.....    $26,297.7        $31,879.4
Reserve for credit losses.....        554.9            492.9
Operating lease equipment,
  net.........................      6,604.0          6,402.8
Goodwill, net.................      2,383.4          6,547.5
Total assets..................     44,383.5         51,090.1
Commercial paper..............        709.9          8,869.2
Variable-rate bank credit
  facilities..................      8,518.4               --
Variable-rate senior notes....      8,700.5          9,614.6
Fixed-rate senior notes.......     15,806.1         17,113.9
Subordinated fixed-rate
  notes.......................           --            100.0
Company-obligated mandatorily
  redeemable preferred
  securities of subsidiary
  trust holding solely
  debentures of the Company...        258.6            260.0
Shareholder's equity..........      6,500.0         10,598.0
Tangible shareholder's
  equity......................      4,096.8          4,028.5

                                             AT DECEMBER 31,
                                ------------------------------------------
($ IN MILLIONS)                   2000      1999(4)     1998      1997(8)
                                ---------  ---------  ---------  ---------
                                              (PREDECESSOR)

BALANCE SHEET DATA
Total finance receivables.....  $33,497.5  $31,007.1  $19,856.0  $17,719.7
Reserve for credit losses.....      468.5      446.9      263.7      235.6
Operating lease equipment,
  net.........................    7,190.6    6,125.9    2,774.1    1,905.6
Goodwill, net.................    1,964.6    1,850.5      216.5      134.6
Total assets..................   48,689.8   45,081.1   24,303.1   20,464.1
Commercial paper..............    9,063.5    8,974.0    6,144.1    5,559.6
Variable-rate bank credit
  facilities..................         --         --         --         --
Variable-rate senior notes....   11,130.5    7,147.2    4,275.0    2,861.5
Fixed-rate senior notes.......   17,571.1   19,052.3    8,032.3    6,593.8
Subordinated fixed-rate
  notes.......................      200.0      200.0      200.0      300.0
Company-obligated mandatorily
  redeemable preferred
  securities of subsidiary
  trust holding solely
  debentures of the Company...      250.0      250.0      250.0      250.0
Shareholder's equity..........    6,007.2    5,554.4    2,701.6    2,432.9
Tangible shareholder's
  equity......................    4,042.6    3,703.9    2,485.1    2,298.3

------------------------------

(1) In September 2001, CIT changed its fiscal year end from December 31 to September 30 to conform to Tyco's fiscal year end.

(2) On September 30, 2001, we sold certain international subsidiaries, which had assets of $1.8 billion and liabilities of $1.5 billion, to a non-U.S. subsidiary of Tyco for a note in the amount of the net book value of approximately $295 million. This sale did not affect earnings for the period ended September 30, 2001. On February 11, 2002, we repurchased the international subsidiaries that we had previously sold to an affiliate of Tyco for a purchase price equal to the net book value. The selected financial data includes these international operations for all periods presented; as a result, the Balance Sheet Data at September 30, 2001 varies slightly from comparable data reported in CIT's Form 10-K for the period ended September 30, 2001.

(3) Results of operations for the nine months ended September 30, 2001 (combined) include special charges incurred by the predecessor of $221.6 million ($158.0 million after tax). See Note 3 to the Consolidated Financial Statements.

(4) Includes results of operations of Newcourt Credit Group Inc. from the November 15, 1999 acquisition date.

(5) Includes a 1997 gain of $58.0 million on the sale of an equity interest acquired in connection with a loan workout.

(6) During the quarter ended March 31, 2002, we recorded an initial estimate of goodwill impairment of $4.51 billion in accordance with SFAS No. 142, "Goodwill and Other Intangible Assets." The Company has restated its Consolidated Financial Statements to reflect this impairment. This impairment is discussed further under "Management's Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures about Market Risk--Quarters and Six Months Ended March 31, 2002 and 2001--CIT Group Inc.--Goodwill and Other Intangible Assets Amortization."

(7) Basic and diluted pro forma (loss) income per common share have been computed by dividing net (loss) income for each period by 200,316,302 shares of common stock, which is the number of common shares expected to be outstanding immediately after this offering. There are no dilutive common share equivalents expected to be issued prior to the closing of the offering.

(8) Prior to the acquisition by Tyco on June 1, 2001, CIT paid a quarterly dividend of $0.10 per share for each quarter from and including the second quarter of 1998. In the year ended December 31, 1997, and prior to CIT's initial public offering, CIT paid $79.3 million to its principal stockholders under a dividend policy that terminated in connection with its initial public offering. See the description of CIT's dividend policy under "Dividend Policy" elsewhere in this prospectus.

                                   AT OR FOR SIX MONTHS     AT OR FOR THE NINE             AT OR FOR THE YEARS
                                     ENDED MARCH 31,           MONTHS ENDED                ENDED DECEMBER 31,
                                --------------------------    SEPTEMBER 30,     -----------------------------------------
                                  2002(9)        2001            2001(9)          2000       1999      1998       1997
($ IN MILLIONS)                 -----------  -------------  ------------------  ---------  --------- --------- ----------
                                (SUCCESSOR)  (PREDECESSOR)      (COMBINED)                    (PREDECESSOR)
                                (RESTATED)
SELECTED DATA AND RATIOS
PROFITABILITY
Net finance margin as a
  percentage of average
  earning assets ("AEA")(1)...        5.04%        3.82%             4.34%          3.61%      3.59%     3.93%     4.06%
Return on average tangible
  shareholder's equity(2).....      (200.4)%       16.0%             10.8%(10)      16.0%      14.2%     14.0%     14.6%(11)
Return on AEA(1)..............      (22.18)%       1.54%             1.10%(10)      1.50%      1.52%     1.65%     1.70%(11)
Ratio of earnings to fixed
  charges(3)..................     (4)             1.40x             1.37x(10)      1.39x      1.45x     1.49x     1.51x

OTHER OPERATING RATIOS
Salaries and general operating
  expenses (excluding goodwill
  amortization) as a
  percentage of average
  managed assets ("AMA")(5)...        1.92%        2.00%             2.21%(10)      2.01%      1.75%     1.78%     2.11%(11)
Efficiency ratio (excluding
  goodwill amortization)(6)...        32.4%        43.0%             44.7%(10)      43.8%      41.3%     39.2%     40.8%(11)
CREDIT QUALITY
60+ days contractual
  delinquency as a percentage
  of finance receivables......        3.90%        3.25%             3.46%          2.98%      2.71%     1.75%     1.67%
Net credit losses as a
  percentage of average
  finance receivables.........        1.49%        0.75%             1.20%(10)      0.71%      0.42%     0.42%     0.59%
Reserve for credit losses as a
  percentage of finance
  receivables.................        2.11%        1.39%             1.55%          1.40%      1.44%     1.33%     1.33%
Reserve for credit losses as a
  percentage of 60+ days
  contractual delinquency.....        47.9%        42.7%             44.7%          46.9%      53.3%     75.8%     79.4%
LEVERAGE
Total debt (net of overnight
  deposits) to tangible
  shareholder's equity(2)(7)..        7.30x        8.41x             8.20x          8.78x      8.75x     6.82x     5.99x
Tangible shareholder's
  equity(2) to managed
  assets(8)(9)................         9.1%         8.2%              8.5%           7.8%       7.7%     10.4%     11.4%
OTHER
Total managed assets(8)(9)....   $48,087.8     $53,993.4        $50,877.1       $54,900.9  $51,433.3 $26,216.3 $22,344.9
Employees.....................       6,235         7,475            6,785           7,355      8,255     3,230     3,025

------------------------------

(1) "AEA" means average earning assets which is the average of finance receivables, operating lease equipment, finance receivables held for sale and certain investments, less credit balances of factoring clients.

(2) Tangible shareholder's equity excludes goodwill and other intangible assets.

(3) For purposes of determining the ratio of earnings to fixed charges, earnings consist of income before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, minority interest in subsidiary trust holding solely debentures of the Company and one-third of rent expense which is deemed representative of an interest factor.

(4) Earnings were insufficient to cover fixed charges by $3,873.1 million in the six months ended March 31, 2002. Earnings for the six months ended March 31, 2002 included a non-cash goodwill estimated impairment charge of $4,512.7 million in accordance with SFAS No. 142, "Goodwill and Other Intangible Assets." The ratio of earnings to fixed charges includes total fixed charges of $737.2 million and a loss before provision for income taxes of $3,873.1 million resulting in a total loss before provision for income taxes and fixed charges of ($3,135.9) million.

(5) "AMA" means average managed assets, which is average earning assets plus the average of finance receivables previously securitized and still managed by us.

(6) Efficiency ratio is the ratio of salaries and general operating expenses to operating margin excluding the provision for credit losses.

(7) Total debt excludes, and tangible shareholder's equity includes, Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely debentures of the Company.

(8) "Managed assets" are comprised of financing and leasing assets and finance receivables previously securitized and still managed by us.

(9) Approximately $1.8 billion of international assets were sold to a subsidiary of Tyco on September 30, 2001, with no effect on earnings for the nine months ended September 30, 2001. We repurchased our international assets on February 11, 2002 at net book value. The selected financial data includes the international operations for all periods presented; as a result, the Balance Sheet Data at September 30, 2001 varies slightly from comparable data reported in CIT's Form 10-K for the period ended
     September 30, 2001.

(10) Excluding special charges of $221.6 million ($158.0 million after tax) for the nine months ended September 30, 2001, (i) the return on average tangible shareholder's equity would have been 15.8%, (ii) the return on AEA would have been 1.62%, (iii) the ratio of earnings to fixed charges would have been 1.51x, (iv) the salaries and general operating expenses as a percentage of AMA would have been 2.07%, (v) the efficiency ratio would have been 40.2% and (vi) net credit losses as a percentage of average finance receivables would have been 0.87%.

(11) Excluding the gain of $58.0 million on the sale of an equity interest acquired in a loan workout and certain special expenses, for the year ended December 31, 1997, (i) the return on average tangible shareholder's equity would have been 13.1%, (ii) the return on AEA would have been 1.58%,
     (iii) salaries and general operating expenses as a percentage of AMA would have been 2.01% and (iv) the efficiency ratio would have been 41.1%.

TYCO CAPITAL HOLDING, INC.

    The consolidated financial statements of TCH included herein reflect the consolidated results of TCH, since its inception on October 13, 2000, plus the results of CIT Group Inc. (Nevada) and its subsidiaries since its acquisition by TCH on June 1, 2001. The following table sets forth selected financial information regarding the consolidated results of operations and balance sheets of TCH and its subsidiaries, including CIT ($ in millions). No comparative selected financial information is included because activity of TCH for the period ended March 31, 2001 was nominal.

                                                                               AT OR FOR THE
                                                        AT OR FOR THE SIX       PERIOD FROM
                                                          MONTHS ENDED       INCEPTION THROUGH
                                                         MARCH 31, 2002     SEPTEMBER 30, 2001
                                                        -----------------   -------------------
                                                           (RESTATED)
Finance income........................................      $ 2,304.7            $ 1,676.5
Intercompany interest expense, net....................          382.4                 98.8
Goodwill impairment...................................        4,512.7                   --
Net (loss) income.....................................       (4,435.6)               181.9

Total assets..........................................       45,282.9             51,452.4
Intercompany debt payable to Tyco.....................        5,600.0              5,000.0
Total debt............................................       39,334.9             40,697.7
Shareholder's equity..................................        1,798.5              5,947.6